SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Uranium Power Corporation

(Exact name of registrant as specified in its charter)

Colorado	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

206-475 Howe St.

Vancouver, B.C.

Canada, V6C-2B3

(Address of principal executive offices)

URANIUM POWER CORPORATION 2002 STOCK OPTION PLAN

(full title of the plan)

Douglas Cannaday, President

206 -475 Howe Street

Vancouver, BC V6C 2B3

Canada

(403) 617-3451

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa Mehringer

Burns, Figa & Will, P.C.

6400 S. Fiddlers Green Circle, Suite 1030

Englewood, Colorado 80111

(303) 796-2626

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, par value $0.001 per share, under the:
Uranium Power Corporation 2002 Stock Option Plan	1,945,000	$0.105	$204,225	$17.00(3)
Total	1,945,000	$0.105	$204,225	$17.00(3)

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The calculation of the registration fee is based upon a per share price of $0.105 which was the high ($0.12) and low ($0.12) sales prices of Uranium Power Corporation’s common stock on April 28, 2003, as reported for such date by the Over-the-Counter Bulletin Board.

(3)	Does not include the $11.37 registration fee paid by Registrant in connection with it’s original filing on Form S-8 on March 24, 2003, the $25.74 registration fee paid by Registrant in connection with it’s filing of Form S-8/A No. 1 on April 8, 2003 and the $33.20 registration fee paid by Registrant in connection with it’s filing of Form S-8/A No. 2 on April 28, 2003

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The information required in this registration statement is incorporated by reference to the Registrant’s Form S-8 filed on March 24, 2003, File No. 333-103987, as amended on Form S-8/A No. 1 filed on April 8, 2003 and as further amended on Form S-8/A No. 1 filed on April 28, 2003.

Item 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered

23.1	Consent of Smythe Ratcliffe, Independent Auditors

23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)

99.1	Uranium Power Corporation 2002 Stock Option Plan, incorporated by reference to the Registrant’s Form S-8 filed March 24, 2003, File No. 333-103987.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, province of Alberta, Canada on May 28, 2003.

URANIUM POWER CORPORATION

By:	/s/ Douglas Cannaday
Douglas Cannaday, President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by Douglas Cannaday, as power of attorney for each of the following persons in the capacities indicated below on this 28th day of May, 2003.

Signature	Title
/s/ Douglas Cannaday Douglas Cannaday	President

/s/ Thornton Donaldson Thornton J. Donaldson	Director and acting Chief Financial Officer

/s/ William Timmins William G. Timmins	Director

/s/ Michel David Michel David	Director

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered

23.1	Consent of Smythe Ratcliffe, Independent Auditors

23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Uranium Power Corporation 2002 Stock Option Plan, incorporated by reference to the Registrant’s Form S-8 filed March 24, 2003, File No. 333-103987.

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